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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                January 16, 1997
                        (Date of earliest event reported)



                                 Cephalon, Inc.
             (Exact name of registrant as specified in its charter)



       Delaware                          0-19119                   23-2484489
(State or other jurisdiction           (Commission                 (IRS Employer
of incorporation or organization)      File Number)                   ID No.)


      145 Brandywine Parkway
      West Chester, Pennsylvania                                       19380
(Address of principal executive offices)                              (Zip Code)


                                 (610) 344-0200
              (Registrant's telephone number, including area code)


                                 Not Applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)
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ITEM 5.  OTHER EVENTS.

     On January 16, 1997 Cephalon, Inc. ("Cephalon" or the "Company") announced an agreement to issue, in a private placement, $30 million of senior convertible notes. Cephalon plans to use the proceeds of the private placement for general purposes, which may include funding potential technology acquisitions.

     The convertible notes will be sold at par, mature in January 1998 and bear interest at a rate of seven percent per annum. They are convertible into common stock of the company, subject to certain limitations, at a six percent discount to a market price formula at the time of conversion. If not converted into common stock prior to maturity, the securities will be exchanged for higher-yield, fifteen-year debentures.

     The convertible notes cannot be converted at a price less than $25 per share until 75 days after the effectiveness of the registration statement. Cephalon may redeem the notes, at a redemption price equal to 110 percent of the outstanding principal amount plus interest, if the conversion price falls below approximately $21 per share. The closing of the placement is subject to the effectiveness of a registration statement to be filed by the company with the Securities and Exchange Commission covering the resale by the investors of the common stock issuable upon conversion of the convertible notes. Cephalon expects to initially register 1.43 million shares of common stock. Owen, Diaz & Altschul Securities, LLC of New York was the placement agent in the transaction.

     The Company also announced that Schering-Plough Corporation will discontinue its funding of the companies' research collaboration to develop compounds for the treatment of Alzheimer's disease.

     The collaboration has been focused on the development of protease inhibitors that prevent the secretion of beta-amyloid peptide, a major component of the neuritic plaques that cause neuronal death in patients with Alzheimer's disease. Schering-Plough has been Cephalon's collaborator in this area since 1991.

     Other provisions of the companies' agreement continue, including Cephalon's non-exclusive right to use the technology developed in the program and the right to receive royalties on net sales of any products licensed exclusively to Schering-Plough under the agreement.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired: None

         (b)      Pro Forma Financial Information: None

         (c) Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               CEPHALON, INC.



Date: January 21, 1997                         By: /s/ Bruce A. Peacock
                                                  ------------------------------
                                                   Bruce A. Peacock
                                                   Executive Vice President and
                                                   Chief Operating Officer
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                                  EXHIBIT INDEX

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EXHIBIT                                                                                PAGE
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
4.1               Form of 7% Senior Convertible Note due 1998, without exhibits

4.2               Form of 10 3/4% Debenture due 2013, without exhibits

4.3 Form of Warrant to purchase shares of the Registrant's Common Stock, without exhibits

10.1 Form of Note Purchase Agreement, dated as of January 15, 1997, between the Registrant and the several purchasers of the Registrant's Senior Convertible Notes, without exhibits

99.1              Press Release dated January 16, 1997

99.2              Press Release dated January 16, 1997
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